Exhibit 10.49

EIGHTH AMENDMENT TO OFFICE BUILDING LEASE

This EIGHTH AMENDMENT TO OFFICE BUILDING LEASE (“Amendment”) is made and entered into as of January 25, 2016, by and between WEST STATE CO, LP, a California limited partnership (“Landlord”) and RIMINI STREET, INC., a Nevada corporation (“Tenant”).

R E C I T A L S:

A.          WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Office Building Lease dated as of September 2006 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord Suite 246, consisting of approximately 1,794 rentable square feet and located on the second (2nd) floor (“Original Premises”) of the building located at 6601 Koll Center Parkway, Pleasanton, California (“Building”);

B.          WHEREAS, the Original Lease was amended by that certain First Amendment to Office Building Lease dated as of October 2007 (“First Amendment”) pursuant to which, among other things, Landlord leased to Tenant, Suite 350, consisting of approximately 5,766 rentable square feet and located on the third (3rd) floor (“Replacement Premises”) of the Building, in lieu of the Original Premises;

C.          WHEREAS, the Original Lease was further amended by that certain Second Amendment to Office Building Lease dated as of May 2009 (“Second Amendment”, together with the First Amendment and Original Lease, as amended, is referred to herein as the “Lease”) pursuant to which, among other things: (i) the Renewal Term was extended by the Second Renewal Term; and (ii) Landlord additionally leased to Tenant and Tenant additionally leased from Landlord approximately 6,337 rentable square feet of space on the third (3rd) floor of the Building (“Expansion Premises”, together with the Replacement Premises is referred to herein as the “Existing Premises”) as of the Second Renewal Term Commencement Date;

D.          WHEREAS, the Original Lease was further amended by that certain Third Amendment to Office Building Lease dated as of October 2009, whereby, among other things: (i) the Renewal Term was extended by the Third Renewal Term; and (ii) Landlord additionally leased to Tenant and Tenant additionally leased from Landlord approximately 10,852 rentable square feet of space adjacent to the Existing Premises of the Building (“Second Expansion Premises”) as of the Third Renewal Term Commencement Date;

E.          WHEREAS, the Original Lease was further amended by that certain Fourth Amendment to Office Building Lease dated as of January 18, 2011, whereby, among other things: (i) the Third Renewal Term Commencement Date was amended to reflect the actual Commencement Date of the Third Amendment and: (ii) the Base Rent Tables in the Third Amendment were amended to reflect actual dates as well as corrections of scriveners errors in the Third Amendment;

F.          WHEREAS, the Original Lease was further amended by that certain Fifth Amendment to Office Building Lease dated as of April, 2012, whereby, among other things: (i) Tenant Leased the “Third Expansion Premises”, also known as “Suite 100” (ii) Tenant extended their Lease term in the Existing Premises and Second Expansion Premises (the Fourth Renewal Term); and

G.          WHEREAS, the Original Lease was further amended by that certain Sixth Amendment to Office Building Lease dated as of September 2013, whereby, among other things: (i) Tenant Leased the “Fourth Expansion Premises”, also known as Suite 200 Premises (ii) Tenant extended their Lease term in their Existing Premises (the Fifth Renewal Term); and

H.          WHEREAS, the Original Lease was further amended by that certain Seventh Amendment to Office Building Lease, dated as of September 29, 2015, whereby among other things: (i) Tenant leased the “Fifth Expansion Premises”, also known as “Suite 200”; (ii) Tenant extended their Lease Term in their Existing Premises (Lease Extension of Fifth Renewal Term).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals.  The foregoing recitals are incorporated herein by this reference.

2.          Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3.          Effective Date.  The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4.          Sixth Expansion Premises.  In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the “Sixth Expansion Premises” which is comprised of two (2) first (1st) floor suites in the building: Suites 140 (4,496 rentable square feet) and Suite 180 (8,993 rentable square feet) as shown on Exhibit A attached hereto.  The suites are collectively 13,489 rentable square feet.

(a)          As of the Effective Date, the term of the Lease for the Sixth Expansion Premises shall be for eighty (80) months (“Sixth Expansion Premises Term”) commencing upon the later of completion of the Tenant Improvements or June 1, 2016 (“Sixth Expansion Premises Commencement Date”) with Lease Expiration January 31, 2023.

(b)          As of the Sixth Expansion Premises Commencement Date, the monthly Base Rent for the Sixth Expansion Premises (approximately 13,489 rentable square feet) shall be as follows:

Sixth Expansion Premises Term (Months)	Monthly Base Rent for the Sixth Expansion Premises
01 – 03	$0.00
04 – 12	$33,048.05
13 – 24	$34,039.49
25 – 36	$35,060.68
37 – 48	$36,112.50
49 – 60	$37,195.87
61 –72	$38,311.75
73 – 80	$39,461.10

(c)          Following the mutual execution and delivery of this Amendment and prior to the Sixth Expansion Premises Commencement Date, Landlord shall construct the Sixth Expansion Premises Tenant Improvements (“Tenant Improvements”) which shall be constructed in accordance with the Space Plan prepared by Hopkins & Wall, dated January 12, 2016, attached hereto as Exhibit A-1.

Additionally, the Landlord will pay for all architectural costs, including construction drawings, permits and Property Management construction oversight fees.  Any cost increases resulting from change orders after agreement of the original scope of work, including architectural fees and Property Management construction oversight fees shall be at Tenant’s sole cost and expense.  Any delay (see below “Tenant’s Delay”) in delivery due to change orders shall not be cause for delay in the commencement of the Lease.  Above building standard improvements shall be at Tenant’s sole cost and expense.  Incremental costs for Above Standard Improvements shall be paid for by Tenant, at Tenant’s election, in cash or amortized into the Base Rent on a straight-line basis without imputed interest over the paid months of the Sixth Expansion Premises Term.  Above Standard Improvements for the Sixth Expansion Premises are defined as: 1) Tenant desired carpet upgrade above $25 per square yard (building standard carpet), 2) floor monuments for conference rooms, 3) any dedicated HVAC units required for Tenant’s IT needs, inclusive of all costs of installation and 4) any recessed projection screens.

(i)          For the purposes herein, the term “Tenant’s Delay” shall mean any delay in the construction of Tenant Improvement in the Sixth Expansion Premises resulting from: (1) Tenant’s change(s) in the Space Plan or specifications and additional improvements other than those of Exhibit A-1 provided that Tenant shall not make changes without the prior written consent of Landlord unless such change either incorporates items which are not Building Standard Improvements; or (2) Tenant’s request for materials, finishes or installations which require a longer time than Building standard improvements to obtain, install or complete; or (3) Tenant’s failure to comply with Landlord’s contractor’s or subcontractor’s schedule; or (4) an Event of Default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default; or (5) delays caused by Tenant in construction; or (6) any work performed in, on or about the Sixth Expansion Premises by Tenant or any Tenant Parties concurrently with the performance by Landlord of the Sixth Expansion Premises Tenant Improvement causes delay of Landlord’s contractor’s or subcontractor’s schedule.  Tenant acknowledges that the length and/or impact of any “Tenant’s Delay” may exceed the duration or scope of such event due to the necessity of rescheduling work or other causes.

(d)          Tenant shall have early access to the Sixth Expansion Premises, with all accessing parties having appropriate insurance in place with Property Management, three (3) weeks prior to the Sixth Expansion Premises Commencement Date for the purpose of installing furniture, fixtures and voice and data systems, provided it does not interfere with Landlord’s ability to complete the Tenant Improvements.

(e)          Tenant covenants, as a material part of the consideration for the Lease, as Amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance.  On and after the Effective Date, all of the terms and provisions of the Lease, as amended hereby, shall apply to the Sixth Expansion Premises.  From and after the Effective Date, each and every reference in the Lease and in this Amendment to “Premises” shall be and mean the Suite 300 Premises, the Suite 200 Premises the Suite 100 Premises and the Sixth Expansion Premises, collectively.  The Premises consists of a total of approximately 64,832 rentable square feet.

6.          Tenant’s Percentage Share.  As of the Sixth Renewal Term Commencement Date, Tenant’s Percentage Share shall be adjusted upwards to 93.17%, to take into account the leasing of the Sixth Expansion Premises.

7.          Base Year.  As of the Sixth Expansion Premises Commencement Date, Tenant’s Base Year for the Sixth Expansion Premises shall be 2016.

8.          Right of First Offer:  The Right of First Offer per Paragraph 16 of the Sixth Amendment to Lease shall remain in effect with respect to vacant spaces on the first (1st) floor of the Building.

9.          Option to Renew:  The Option to Renew per Paragraph 11 of the Seventh Amendment to Lease shall apply to the Sixth Expansion Premises.

10.          Security Deposit.  Pursuant to the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment Tenant has deposited a total of One Hundred Forty Thousand Three Hundred Seven and Forty-One/100 Dollars ($140,307.41).  Upon execution of the Eighth Amendment to Office Building Lease, Tenant shall deposit with Landlord the additional sum of Thirty-Nine Thousand Four Hundred Sixty-One and Ten/100 Dollars ($39,461.10) an amount equal to the last months’ rent of the Sixth Expansion Premises.  The new sum, together with the existing Security Deposit, shall be considered the “Security Deposit” and shall be subject to Article 5 of the Original Lease.

11.          Express Changes Only.  Except as set forth in this Amendment, all of the terms and provisions of the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment shall remain unmodified and in full force and effect and shall be incorporated herein.

12.          Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent, other than Colliers International, acting in its dual capacity on behalf of Landlord and Tenant.  Landlord shall pay Colliers International pursuant to a separate written agreement.  If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

13.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.  The execution of facsimiles of this Amendment shall be binding on the parties hereto.

14.          Entire Agreement.  There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment.  This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

LANDLORD:

WEST STATE CO, L.P.,
a California limited partnership

By:	/s/ Carl Zocchi
Name:	Carl Zocchi
Its:	General Partner

TENANT:

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Seth Ravin
Name:	Seth Ravin
Its:	CEO

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Thomas Shay
Name:	Thomas Shay
Its:	SVP and CIO

(Two Corporate Officer Signatures Required)

EXHIBIT A

SIXTH EXPANSION PREMISES

RIMINI STREET - SUITES 140 & 180

SYCAMORE TERRACE
6601 KOLL CENTER PARKWAY
PLEASANTON, CA

EXHIBIT A FLOOR PLAN

Hopkins & Wall
ARCHITECTURE | INTERIOR DESIGN

EXHIBIT A-1

TENANT IMPROVEMENTS

NOTES:

1. INSTALL NEW BLDG STD CEILING TILES THRU OUT & REPAIR GRID WHERE DAMAGED
2. ALL ITEMS INDICATED BY AN "N" ARE NEW
3. INSTALL AN ELEC PROJECTION SCREEN IN THIS CONFERENCE ROOM (PRICED SEPARATELY)
4. INSTALL A NEW COMBINATION DATA/TEL/ELEC FLUSH FLOOR OUTLET IN THE CENTER THIS CONFERENCE ROOM (PRICED SEPARATELY)
5. INSTALL THIS GLASS DOOR AND FULL-HEIGHT GLAZING AT THIS LOCATION
6. NEW CARPET THROUGHOUT PRICE SEPARATELY THE DIFFERENCE BETWEEN THE BLDG STD CARPET (MOHAWK "TOPOGRAPHY") AND THE CARPET TO BE INSTALLED (J & J "TUSSAH" COLOR: PALM 910 IN OPEN AREAS AND SHAW "DETAIL" COLOR: RICE PAPERIN OFFICES).
7. REWORK EXISTING LIGHTING AS REQUIRED TO MATCH THE NEW WALL LAYOUT
8. INSTALL NEW CABINETRY WITH DRAWERS, MICROWAVE SHELF, SINK & DISHWASHER
9. REPAIR THIS DOOR
10. ALL OUTLETS, SWITCHES AND COVER PLATES TO BE WHITE
11. EACH OFFICE TO RECIEVE ONE WALL WITH ACCENT PAINT
12. A BUILDING STANDARD LOCKSET SHALL BE INSTALLED IN EACH PRIVATE OFFICE
13. AN ELECTRIFIED LOCKSET SHALL INSTALLED IN THE IT ROOM AND ONE STORAGE ROOM
14. REMOVE ELEVATED OUTLETS FROM THIS WALL

CONF ±12x19
OFF ±14x16
OFF ±11x14
OFF ±13x14
OFF ±10x14
OFF ±10x14
OFF ±10x12
OFF ±10x14
OFF ±10x14
VCT STOR ±6x17
OFF ±10x12
OFF ±10x12
OFF ±12x14
5x6 TYP
OFF ±10x12
OFF ±11x19
OFF ±11x12
MAIL ±10x12
VCT
OFF ±9x14
OFF ±9x14
CONF ±12x24
VCT IT ±10x14
BREAK RM ±14x24
VCT
LANDLORD CLOS ±4x5
CONF ±17x27
5x6 TYP
OFF ±10x16
OFF ±9x16
OFF ±10x15
CONF ±14x18
OFF ±12x16
OFF ±10x16
OFF ±10x16
OFF ±9x16
OFF ±9x16
OFF ±10x16
OFF ±10x16
OFF ±11x18
OFF ±14x20

RIMINI STREET

PRELIMINARY SPACE PLAN - OPTION 7

6601 KOLL CENTER PARKWAY, SUITE 140 & 180
PLEASANTON, CA

JOB NO: 14-104
JANUARY 12, 2016

Hopkins & Wall
ARCHITECTURE | INTERIOR DESIGN
7901 STONERIDGE DRIVE, STE 550
PLEASANTON, CA 94588
925-225-0445
FAX 925-225-0492